Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2014 relating to the consolidated financial statements of Vital Therapies, Inc., which appears in the prospectus filed on April 17, 2014 relating to the Registration Statement on Form S-1 (No. 333-191711).

/s/ PricewaterhouseCoopers LLP

San Diego, California

June 6, 2014